Exhibit 10.9

Automatic Data Processing	Standardized 401(k) Adoption
Prototype 401(k) and Profit Sharing Plan	Agreement
(002)
Upon acceptance by the Trustee, the undersigned company adopts the Automatic Data Processing Prototype 401(k) and Profit Sharing Plan (the “Plan”) incorporated by this reference, agrees to the terms of the Plan, certifies the accuracy of the following information, and makes the following elections under the Plan:
I.	COMPANY AND PLAN REGISTRATION INFORMATION

Note: All Affiliates as defined in Article I of the basic Plan document who adopt this Plan must be indicated on the last page of this Agreement.
A.	Company Information. Complete this item based on the lead Employer.
1.	Name and address of Company:
La Jolla Pharmaceutical
4365 Executive Dr., Suite 300
San Diego, CA 92121.
2.	Telephone number: (858) 646-6644.

3.	Type of entity (choose one):

☐ Sole Proprietorship	☐ Partnership
☑ Corporation	☐ S Corporation
☐ Tax Exempt	☐ Indian Tribe
☐ Limited Liability Company	☐ Limited Liability Partnership
☐ State or Local Government	☐ Other (specify) ______________
4.	Date of incorporation or date business began: 05/01/1989.

5.	Employer Identification Number: 33 - 0361285.
B.	Plan Information
1.	Name of Plan: La Jolla Pharmaceutical Retirement Savings Plan.

2.	Plan Number: 002.

3.	Original Effective Date of this Plan: 09/01/2010.

4.	a. ☐ If applicable, the Effective Date of this amendment and restatement: ___/___/___.

b. ☐ EGTRRA RESTATEMENT (for plans that are current clients of the Prototype Sponsor restating for EGTRRA): This is an amendment and restatement designed to bring the Plan into compliance with the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and other legal requirements. The Effective Date of this amendment and restatement shall be the first day of the month following the date on which this amendment and restatement is executed; provided that if this amendment and restatement is executed in the last month of the EGTRRA restatement adoption period established by the Internal Revenue Service for preapproved plans, the effective date of this amendment and restatement shall be the last day of said EGTRRA restatement adoption period.
C.	Plan Administration
1.	Plan Year (Plan Article I) means the calendar year. If applicable, there will be a short Plan Year commencing on 09/01/2010 and ending on 12/31/2010.

2.	Limitation Year means the Plan Year, unless otherwise specified here: ___/___/___.

I.A.	Fill in exact legal name, and complete identifying information.

State or Local Government option is only available to permissibly grandfathered entities.

“Other” must be a legal entity recognized under federal income tax laws.

I.B.1.	For example, ABC, Inc. 401(k) Plan.

I.B.2.	Use plan number which is to be used for IRS reporting purposes, such as Form 5500, and Form 1099-R. For example, the first qualified retirement plan for the Company should be 001.

I.B.3.	Complete this item for ALL Plans. Fill in the date the provisions of this Plan first become/became applicable. May not be earlier than the first day of the first plan year.

I.B.4.	Always complete this item for amended and restated Plans. Date entered in I.B.4.a. may not be earlier than the first day of the plan year in which restatement is executed, except as otherwise permitted under the Code or IRS guidance. I.B.4.b may only be selected by Plans that are current clients of the Prototype Sponsor who are restating for EGTRRA.

I.C.1.	Complete this item only for:
a.	amended and restated Plan with an existing non-calendar year Plan Year; or

b.	newly established safe harbor Plan with an effective date other than 1/1; or

c.	newly established Plan started in the year the business is established.

I.C.2.	Complete this item only if (a) the Company or its Affiliates have any other tax-qualified plans, AND, (b) the limitation year of the other plan(s) is not the calendar year.

II.	ELIGIBILITY AND PARTICIPATION REQUIREMENTS
A.	Eligible Employees (Plan Article I) Choose one:
1.	☑	All Employees of an Employer are eligible to participate in the Plan.

2.	☐	All Employees of an Employer are eligible to participate in the Plan, except (choose as desired):
a.	☐	Employees included in a bargaining unit covered by a collective bargaining agreement with the Employer in the negotiation of which retirement benefits were the subject of good faith bargaining (unless the bargaining agreement provides for participation in the Plan).

b.	☐	Employees not required to be taken into account for nondiscrimination testing purposes under Code Section 410(b)(6)(C), but only during the Code § 410(b)(6)(C) transition period.
B.	Minimum Age for Participation (Plan Section 2.1.1(a)) Choose one:
1.	☐	No minimum age requirement.

2.	☑	After reaching age 21 (not to exceed 21).
C.	Minimum Service for Participation (Plan Section 2.1.1(b)) Choose one:
1.	☐	No minimum service requirement.

2.	☑	After completing one Year of Eligibility Service.

3.	☐	After completing ______ (not to exceed 6) Months of Service.
III.	COMPENSATION
A.	For an Employee’s first year of participation, Compensation shall be recognized for purposes of allocation of Nonelective Contributions (other than the required minimum top-heavy contribution) as of (choose one):
1.	☑	the first day of the Plan Year.

2.	☐	the Entry Date next following the date the Participant became eligible for the Plan.
B.	Post-severance Compensation. (reliance on proposed regulations regarding inclusion of post-severance compensation). The Plan’s provisions regarding inclusion of post-severance compensation in the definition of Compensation in reliance on the proposed regulations are modified as follows (choose one, if applicable):
1.	☐	Post-severance compensation was included beginning with the ______ Plan Year.

2.	☐	Post-severance compensation was not included (proposed regulations not relied upon).
IV.	SAFE HARBOR PLAN ELECTION
A.	Safe Harbor 401(k) Plan Choose one:
1.	☐	Safe Harbor 401(k) Plan is not elected.

2.	☑	Safe Harbor 401(k) Plan is elected.

II.A.	Must choose 1 or 2.

II.A.2.	Check each appropriate box (a and/or b) to specify excluded employee groups, if applicable.

a.	For a Plan established to include union employees, specify if not all union employees are included. For example: If Plan is set-up for employees in Union X, but employees in Union Y are excluded, Union Y should be specified.

b.	If chosen, in the event of a corporate acquisition, employees of the acquired company will be excluded from participation in the Plan for a period not to exceed two years (as determined by the acquisition date and Plan Year).

II.C.2.	If one Year of Eligibility Service is selected, then Employees may begin participation on the first day of the month after a 12 consecutive month period (as specified in the Plan) in which they complete 1,000 Hours of Service.

II.C.3.	If Months of Service is selected, whole months must be entered within this option. An Employee is credited for each month during which he performs one Hour of Service. No additional Hour of Service requirements can be chosen if Months of Service is elected.

III.A.2.	Currently not an available option. (Systems/operational underwriting restriction — if option becomes available, Prototype Sponsor may delete this note without affecting reliance on opinion letter.)

III.B.	If Plan first converts into the ADP program or is newly established on or after January 1, 2008, leave blank. Answers to III.B and IX.B should be the same.

III.B.1.	If proposed regulations on post-severance compensation are first relied upon in a Plan Year later than 2005, select and insert year (must be 2006 or 2007).

III.B.2.	Select if proposed regulations on post-severance compensation were not relied upon during Plan’s tenure with Prototype Sponsor.

IV.A.	Must select one.

V.	CONTRIBUTIONS (Plan Article III and Appendix E, if applicable)
A.	Elective Deferrals
1. The minimum percentage of Compensation a Participant may elect to be treated as an Elective Deferral is 1%, and the maximum percentage of Compensation a Participant may elect to be treated as an Elective Deferral is 50%.
2. Automatic Enrollment.
a.	☐	Each Eligible Participant will be automatically enrolled in the Plan as a Participant.
(i)	☐	The percentage of Compensation that will be deferred on the Participant’s behalf as a Pre-Tax Elective Deferral is ___%.

(ii)	☐	The percentage of Compensation that will be deferred on the Participant’s behalf as a Pre-Tax Elective Deferral is ___% and will increase by ___ (enter 1, 2, or 3) percentage point(s) each year up to a maximum of ___%. Such increases in a Participant’s automatic enrollment deferral percentage shall be effective as soon as administratively feasible beginning on or after (check one):
(A)	☐	The first day of each succeeding Plan Year.

(B)	☐	Each succeeding anniversary date following the date that the Participant’s automatic enrollment deferrals first were implemented.

(C)	☐	The first day of _________ (insert name of a calendar month) and the first day of said month in each succeeding calendar year.
b.	☐	Each Eligible Participant with an Entry Date first occurring on or after _________ will be automatically enrolled in the Plan as a Participant.
(i)	☐ percentage of Compensation that will be deferred on the Participant’s behalf as a Pre-Tax Elective Deferral is ___%.

(ii)	☐ percentage of Compensation that will be deferred on the Participant’s behalf as a Pre-Tax Elective Deferral is ___% and will increase by ___ (enter 1, 2, or 3) percentage point(s) each year up to a maximum of ___%. Such increases in a Participant’s automatic enrollment deferral percentage shall be effective as soon as administratively feasible beginning on or after (check one):
(A)	☐	The first day of each succeeding Plan Year.

(B)	☐	Each succeeding anniversary date following the date that the Participant’s automatic enrollment deferrals first were implemented.

(C)	☐	The first day of ______ (insert name of a calendar month) and the first day of said month in each succeeding calendar year.
c.	☑	Automatic Enrollment will not be allowed under this Plan.
3. Roth Elective Deferrals will be permitted under the Plan.

☑ Yes. ☐ No. If yes, they will be permitted as of 09/01/2010. (enter a date no earlier than January 1, 2006)
B.	Matching Contributions.
1.	Amount of Contribution (choose one):
a.	☐	Matching Contributions will not be allowed under this Plan.

b.	☐	The Matching Contribution equals ______% on the first ___% of the Participant’s Compensation which is deferred as an Elective Deferral. Matching Contributions shall be determined each payroll period.

c.	☑	Discretionary Match: The Employer may, in its sole discretion, contribute and allocate to each eligible Participant’s Account, a percentage of the Participant’s Elective Deferrals. Matching Contributions, if any, shall be determined as of the end of the Plan Year.

d.	☐	ADP Test Safe Harbor Contribution (flat percentage): Matching Contribution equals 100% on the first ___% of Participant’s Compensation which is deferred as an Elective Deferral.

The sum of contributions under the Plan cannot exceed the permissible limits under the Code.

V.A.1	The minimum will not be less than 1%. Percentages must be whole numbers. The maximum percentage is 90%. If Section IV.A.2 is elected, 1% minimum must be entered.

Federal and state income tax withholding and other deductions from employee pay should be taken into account in determining the maximum percentage.

V.B.1.b.	First blank space:

Select whole integers between 1 and 100%.

Second blank space:

If Safe Harbor NEC applies (Section V.D.3 elected) insert a whole integer between 1 and 6%.

V.B.1.c.	If Safe Harbor NEC applies (Section V.D.3 elected) any Discretionary Match must meet the limitations of Plan Section E.5.1.

V.B.1.d.	Insert 4, 5, or 6%. Do not complete if Section V.D.3 has been elected.

2. For Safe Harbor Plans ONLY. Select the following if Safe Harbor 401(k) Plan is chosen and Matching Contribution under Section V.B.l.d is elected. The safe harbor Matching Contribution will be made (choose one):
a.	☐	at year end.

b.	☐	on a payroll-by-payroll basis.
3.	Employees Eligible for Matching Contributions (choose one):
a.	☑	Allocated to all Eligible Participants, whether or not Eligible Participants on the last day of the Plan Year.

b.	☐	Allocated to all Eligible Participants, who are Non-Highly Compensated Employees whether or not Eligible Participants on the last day of the Plan Year.

c.	☐	Not applicable because no match or per payroll match has been elected.
4.	Maximum Annual Matching Contribution (optional):
☐	The Matching Contribution will not exceed $ a year.
C.	Nonelective Contributions

Choose one:
1.	☑	Nonelective Contributions may be permitted at the discretion of the Company.

2.	☐	Nonelective Contributions will not be allowed under this Plan.
D.	Allocation Formula for Nonelective Contributions:

Method of Allocation (choose one):
1.	☐	Non-Integrated — The Employer’s Nonelective Contributions for each Plan Year will be divided among Participants’ Accounts as elected by the Employer under Section V.E and F.

2.	☐	Allocation under the Social Security Integration (permitted disparity) rules described in Section 3.1.6 of the Plan — Under this option, a larger percentage of the Nonelective Contribution is allocated to each Participant whose Compensation is in excess of the Social Security Taxable Wage Base (that is, the “Excess Compensation”). This option is not available to an Employer with another integrated plan benefiting the same Participants.

3.	☑	Safe harbor Nonelective Contribution equal to 3% of Participant’s Compensation.

4.	☐	Not applicable because Non-elective Contributions are not elected in V.C.
E.	Employees Eligible for Nonelective Contributions

Choose one:
1.	☐	Allocated to all Eligible Participants, whether or not Eligible Participants on the last day of the Plan Year.

2.	☑	Allocated to all Eligible Participants, who are Non-Highly Compensated Employees whether or not Eligible Participants on the last day of the Plan Year.

3.	☐	Not applicable because Nonelective Contributions are not elected in V.C.

V.B.2	Complete only if safe harbor Matching Contributions are to be made under Section V.B.l.d.

MUST PICK ONE FOR ALL PLANS

V.B.3.	If no match or per payroll match (either safe harbor or non safe harbor) is elected, select “c”. If discretionary match under Section V.B.I.c, or year end safe harbor match under Section V.B.2.a., select “a” or “b”.

V.B.4.	Not applicable to safe harbor match elected under Section V.B.l.d.

V.C.	Must check one box. NEC can only be made on an annual basis.

V.C.2.	If plan is going to be a Safe Harbor 401(k) Plan (IV.A.2 chosen) and safe harbor Nonelective contribution in V.D.3 is elected, Section V.C.1 must be elected as well. If Section V.D.3 is elected, the safe harbor Nonelective Contribution provided for therein is not discretionary and must be contributed in the amount provided in Section V.D.3.

V.D.3.	Select whole integer for the Safe Harbor Nonelective Contribution (minimum of 3%). Do not complete if Section V.B.l.d has been elected.

V.E.	Must check one box.

F.	Allocation Method for Nonintegrated Nonelective Contributions

Choose one (if applicable):
1.	☐	Participant Compensation to total Compensation of all Participants eligible for Nonelective Contributions as specified in V.E.

2.	☐	Same dollar amount. Insert dollar amount. $ .

3.	☐	Same dollar amount for each uniform unit of service (not to exceed one week), performed by the Employee during the Plan Year. Insert dollar amount $ and unit of service .
VI.	VESTING (Plan Article IV)
A.	Vesting Schedule

Each Participant whose Employment terminates for reasons other than death, Disability, attainment of Normal Retirement Age or Early Retirement (if elected in Section VII), is entitled to a nonforfeitable right to his or her Employer Contribution Account based on the following schedules:
1.	MATCHING CONTRIBUTIONS
a.	☐	Immediate 100% nonforfeitability.

b.	☐	100% nonforfeitability after 3 Years of Vesting Service.

c.	☐	Graded Vesting Schedule 1.

d.	☑	Graded Vesting Schedule 2.

e.	☐	Not applicable because Matching Contributions (other than safe harbor Matching Contributions, if any, which are required to be 100% vested) are not and have never been provided for in Plan.
Graded Vesting Schedule 1

Years of Vesting Service	Nonforfeitable Percentage

Less than 2	0%
At least 2, but less than 3	20%
At least 3, but less than 4	40%
At least 4, but less than 5	60%
At least 5, but less than 6	80%
6 or more	100%
Graded Vesting Schedule 2

Years of Vesting Service	Nonforfeitable Percentage

Less than 1	0
At least 1, but less than 2	25
At least 2, but less than 3	50	Not less than 20%
At least 3, but less than 4	75	Not less than 40%
At least 4, but less than 5	100	Not less than 60%
At least 5, but less than 6	100	Not less than 80%
6 or more	100%

V.F.	Complete Section F only if nonintegrated formula was chosen in Section D.1.

VI.A.	ADP Test Safe Harbor Contribution accounts are fully vested (as provided for in the Prototype Plan base Plan document). This section does not apply for matching contributions elected in Section V.B.1.d.

VI.A. 1.	Must check one box.

If Item d is selected, vesting schedule must be at least as favorable as Graded Vesting Schedule 1 for each Year of Vesting Service

For amended and restated Plans that have elected Matching Contributions to meet the ADP Test Safe Harbor (Section V.B.1.d): Select vesting schedule in effect for any non safe harbor Matching Contributions that had previously been provided.

For amended and restated Plans: Only select Item e if Plan never provided for Matching Contributions. If Plan ever provided for Matching Contributions, must select vesting schedule.

If selected, Vesting Schedule 2 must satisfy the requirements of Code §41l(a)(12) (at least as fast as Graded Vesting Schedule 1).

Percentage must be in whole numbers.

2.	NON-ELECTIVE CONTRIBUTIONS
a.	☐	Immediate 100% nonforfeitability.

b.	☐	100% nonforfeitability after 5 Years of Vesting Service.

c.	☐	100% nonforfeitability after 3 Years of Vesting Service.

d.	☐	Graded Vesting Schedule 1.

e.	☐	Graded Vesting Schedule 2.

f.	☑	Not applicable because Nonelective Contributions (other than safe harbor Nonelective Contributions, if any, which are required to be 100% vested) are not and have never been provided for in Plan.
Graded Vesting Schedule 1

Years of Vesting Service	Nonforfeitable Percentage

Less than 2	0%
At least 2, but less than 3	20%
At least 3, but less than 4	40%
At least 4, but less than 5	60%
At least 5, but less than 6	80%
6 or more	100%
Graded Vesting Schedule 2

Years of Vesting Service	Nonforfeitable Percentage

Less than 1

At least 1, but less than 2

At least 2, but less than 3

At least 3, but less than 4		Not less than 20%

At least 4, but less than 5		Not less than 40%

At least 5, but less than 6		Not less than 60%

At least 6, but less than 7		Not less than 80%

7 or more	100%
3.	PLAN MERGER VESTING PROVISIONS. The following vesting provisions apply only to Plan participants who were participants in plans merged into the Plan. (Must satisfy Code §411(a), be definitely determinable, not discriminate in favor of Highly Compensated Employees and not violate Code §401(a)(4).) (Attach an additional sheet if necessary):__________________

VI.A.2.	Must check one box from a-f. This section applies only to the vesting of regular non safe harbor Nonelective Contributions.

For amended and restated Plans that have elected safe harbor Nonelective Contributions: Select vesting schedule in effect for any non safe harbor Nonelective Contributions that had previously been provided for.
f.	For amended and restated Plans: Only select Item f if Plan never provided for Nonelective Contributions. If Plan ever provided for regular non safe harbor Nonelective Contributions, must select vesting schedule.

Percentages must be in whole numbers.

VI.A.3	Provision should be completed if there are special vesting provisions applicable to a plan merger.

B.	Vesting Service

Choose one:
1.	☑	All Years of Service are credited to determine a Participant’s Vesting Service.

2.	☐	All Years of Service are credited to determine a Participant’s Vesting Service except Years of Service before the Company maintained this Plan or a predecessor plan.

3.	☐	Not applicable, either because 100% immediate vesting applies to BOTH Nonelective and Matching Contributions, or because such employer contributions (other than Safe Harbor employer contributions, if any, which are required to be 100% vested) are not and have never been provided for in the Plan.
C.	Vesting Computation Period/Method of Crediting Vesting Service

Choose one:
1.	☑	Employment year. This is the 12 month period beginning on date of hire. The method for crediting Vesting Service will be elapsed time.

2.	☐	Plan Year. The method for crediting Vesting Service will be based on Hours of Service with 190 Hours of Service credited for each month in which an Hour of Service is credited.

3.	☐	Employment year. This is the 12 month period beginning on date of hire. The method for crediting Vesting Service will be based on Hours of Service with 190 Hours of Service credited for each month in which an Hour of Service is credited.

4.	☐	Not applicable, either because 100% immediate vesting applies to BOTH Nonelective and Matching Contributions, or because such employer contributions (other than Safe Harbor employer contributions, if any, which are required to be 100% vested) are not and have never been provided for in the Plan.
VII.	EARLY RETIREMENT

Upon attaining his or her Early Retirement Date, a Participant shall be fully vested in his or her Employer Contribution Account.
A.	☑	No Early Retirement Date.

B.	☐	To be eligible for Early Retirement, a Participant must have reached age _______.
VIII.	DISABILITY

Choose one of the following definitions:
A.	☐	Becoming eligible for disability benefits under the Employer’s long term disability plan.

B.	☑	Becoming eligible for disability benefits under the Social Security Act.

C.	☐	Inability to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

D.	☐	Total and permanent inability to meet the requirements of the Participant’s customary Employment which can be expected to last for a period of not less than 12 months.

E.	☐	Other

VI.B.	For all Plans, select Years of Service to be credited under the Plan as Vesting Service.

VI.B.3.	Must be elected either if 100% vesting applies to both NEC and Match or if employer contributions are not and have never been provided. Note that if employer contributions are not and have never been provided, Section VI.B.3. is not intended to obligate an employer who elects it to 100% vest any future employer contributions.

VI.C.	Select one option from Section VI.C for all Plans.

Select the existing Vesting Computation Period for amended and restated Plans.

Select only the first or fourth options for ALL new Plans, unless instances of prospective trust to trust transfers or plan mergers require otherwise for administrative reasons.

VI.C.4.	Must be elected either if 100% vesting applies to both NEC and Match or if employer contributions are not and have never been provided. Note that if employer contributions are not and have never been provided, Section VI.C.4. is not intended to obligate an employer who elects it to 100% vest any future employer contributions.

VII.	Must select A or B.
For an amended and restated Plan, if Disability definition from the Plan prior to amendment and restatement does not appear in this Section VIII, please specify the definition in “Other”.

IX.	ANNUAL ADDITION LIMITATION ELECTIONS (Plan Appendix B)

Does the Company or any Affiliate maintain, or has the Company or any Affiliate ever maintained, another qualified plan in which any Participant in this Plan is (or was) a participant or could possibly become a participant?
☑	Yes

☐	No
A.	If a Participant is or was a participant under another qualified defined contribution plan, other than a Master or Prototype Plan, maintained by the Company or an Affiliate, or if the Employer maintains a welfare benefit fund as defined in Code §419(e) or an individual medical account as defined in Code §415(l)(2) under which amounts are treated as Annual Additions (choose one):
1.	☐	the provisions of Section B.3.2 through B.3.4 of the Plan apply as if the other plan were a Master or Prototype Plan; or

2.	☐	the plans will limit Annual Additions to the maximum amount permitted under Section B.3.1 of the Plan and will reduce any Excess Amounts as follows (choose one):
a.	☐	by reducing contributions under this Plan.

b.	☐	by reducing contributions under the other plans (only applicable if plans have not terminated).
3.	☑	Not applicable. Other plan was a Master or Prototype Plan.
The methods described in IX(A) must preclude Employer discretion.
B.	Post-severance Compensation. (reliance on proposed Code §415 regulations regarding inclusion of post-severance compensation). The Plan’s provisions regarding inclusion of post-severance compensation in the definition of Limitation Compensation in reliance on the proposed regulations are modified as follows (choose one, if applicable):
1.	☐	Post-severance compensation was included beginning with the Limitation Year.

2.	☐	Post-severance compensation was not included (proposed Code §415 regulations not relied upon).
X.	TOP-HEAVY ELECTIONS (Plan Appendix C)
A.	The minimum top-heavy contribution will be allocated to (choose one):
1.	☑	all non-Key Employees who are Eligible Participants employed by the Employer on the last day of the Plan Year.

2.	☐	all Eligible Participants employed by the Employer during the Plan Year.
B.	If a Participant was a participant in any other plan previously maintained by the Company or Affiliate, check this box ☐.

C.	If a Participant also participates in another defined contribution plan, the minimum contribution of 3% of Compensation is provided under (choose one):
1.	☐	this Plan.

2.	☐	the other defined contribution plan. The name of the other defined contribution plan is .
D.	If a Participant also participates in a qualified defined benefit plan, to determine the top-heavy status of the aggregated plans, the interest rate is %, the mortality table is , and the requirements under Code §416(c) are satisfied by providing (choose one):
1.	☐	a minimum contribution under this Plan in an amount equal to at least 5% of Compensation.

2.	☐	a minimum accrued benefit under the qualified defined benefit plan.
Complete Section IX. A ONLY if the answer to this question is “Yes”. Must complete Section IX.B in all cases.
NOTE: Regardless if Yes or No elected, must complete Top-Heavy election (X.A.)
Determine whether Section A applies to the Company.

IX.B	If Plan first converts into the ADP program or is newly established on or after January 1, 2008, leave blank. Answers to III.B and IX.B should be the same.

IX.B.1	If proposed Code §415 regulations on post-severance compensation are first relied upon in a Limitation Year later than 2005, select and insert year (must be 2006 or 2007).

IX.B.2	Select if proposed Code §415 regulations were not relied upon during Plan’s tenure with Prototype Sponsor.

X.A.	Must be completed for all Plans. Select 1 or 2.
Complete the remainder of Section X if item A under Section IX was completed.

X.C.	Select which plan will provide the minimum contribution.

E.	If a Participant also participates in another defined contribution plan and also participates in a qualified defined benefit plan, to determine the top-heavy status of the aggregated plans, the interest rate is %, the mortality table is ______________, and the requirements under Code §416(c) are satisfied by providing (choose one):
1.	☐	a minimum contribution under the other defined contribution plan in an amount equal to at least 5% of Compensation.

2.	☐	a minimum contribution under this Plan in an amount equal to at least 5% of Compensation.

3.	☐	a minimum accrued benefit under the qualified defined benefit plan.
XI.	LOANS

Choose one of the following:
A.	☑	Participants may borrow from their Participant 401(k) Account and Employer Contribution Account.

B.	☐	Participants will not be able to borrow from their Accounts under the Plan.
XII.	MISCELLANEOUS
A.	Inquiries

If you have any questions about the legal and tax implications of adopting the Plan, you should consult with your attorney. However, if you have any questions about either the Prototype Plan or the Adoption Agreement, please write to the sponsoring organization at the following address:
ADP, Inc.
Retirement Services
71 Hanover Road
Florham Park, New Jersey 07932
Attn: Prototype Coordinator
973.712.2000
B.	Notification

The Prototype Sponsor will notify you as an adopting Company of any amendments made to the Plan, or the discontinuance or abandonment of the Plan, unless services provided by a related company of ADP, Inc. are discontinued.

C.	Cautionary Statement

It is important that you complete the Adoption Agreement with great care. Failure to fill out the Adoption Agreement properly may result in disqualification of the Plan.

D.	Reliance on Opinion Letter

The adopting Company may rely on an opinion letter issued by the Internal Revenue Service as evidence that the Plan is qualified under section 401 of the Internal Revenue Code except to the extent provided in Rev. Proc. 2005-16.

A Company who has ever maintained or who later adopts any plan (including a welfare benefit fund, as defined in section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in the Section 419A(d)(3) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code) in addition to this Plan may not rely on the opinion letter issued by the Internal Revenue Service with respect to the requirements of sections 415 and 416.

If the Company who adopts or maintains multiple plans wishes to obtain reliance with respect to the requirements of sections 415 and 416, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

The Company may not rely on the opinion letter in certain other circumstances, which are specified in the opinion letter issued with respect to the Prototype Plan or in Revenue Procedure 2005-16.

This Adoption Agreement may be used only in conjunction with Basic Plan Document No. 05.
Gail Sloan
CFO
Name and Title of Authorizing Officer (Please Print)

Signature:	/s/ Gail A. Sloan
Date Signed: 8-31-10
I hereby certify that the following entities by appropriate corporate or analogous acts, have elected to become Participating Affiliates (as defined within Section 1.1.54 of the basic Plan document) in the Plan and the Company has consented thereto in writing.
Participating Affiliate(s):

Generally, an Officer is an administrative executive of an employer who is in regular and continued service.
This date must be no later than the last day of the Plan Year. It is the date this Adoption Agreement is being executed.